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                                                                  EXHIBIT 10.23

                           STOCK REPURCHASE AGREEMENT

        THIS STOCK REPURCHASE AGREEMENT ("AGREEMENT"), made as of the date last below written, by and between TRANSITIONAL CARE OF AMERICA, INC., a Delaware corporation (the "COMPANY"), and David W. Cross (the "STOCKHOLDER").

        WHEREAS, the Stockholder is the holder of an aggregate of 59,325 shares of common stock, $0.001 par value, of the Company (the "COMMON STOCK");

        WHEREAS, certain investors (the "INVESTORS") are acquiring an aggregate of 630,000 shares of Series A Convertible Preferred Stock of the Company pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement dated the date hereof between the Company and the Investors (the "PURCHASE AGREEMENT"); and

        WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree with each other as follows:

        1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

                (a) "STOCK" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

                (b) "SHARES" shall mean and include all shares of Stock owned as of the date hereof by the Stockholder.

        2. PROHIBITED TRANSFERS. The Stockholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or dispose of all or any of his Shares except Shares that have become Vested Shares as hereinafter defined, and any such transfer shall be to the Company or to the Investors as expressly provided in this Agreement or in a Stockholders' Agreement by and among the Company, the Investors, the Stockholder, and the other parties thereto, dated of even date herewith. Notwithstanding the foregoing, and provided in each




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instance that the Company shall have first received an opinion from Company counsel that such transfer is permitted by and is in accordance with applicable state and Federal securities laws, the Stockholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with the Company, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word "FAMILY" shall include any spouse, lineal ancestor or descendant, brother or sister.

        3.      OPTION OF COMPANY UPON TERMINATION OF EMPLOYMENT.

        (a) If the Stockholder shall, within three years from the date of this Agreement, cease to be employed in any capacity by the Company or any of its subsidiaries, due to removal for "cause" (as defined herein) or due to voluntary departure, the Company may within sixty (60) days from the date upon which the Stockholder shall so cease to be employed, exercise its option under this Section 3 to purchase from the Stockholder all of his Shares (such number of Shares being subject to equitable adjustment for any stock split, stock dividend, combination of shares, or the like and based upon Common Stock or Common Stock equivalents) other than any of such Shares which become Vested Shares, as defined in Section 3(b). As used in this Agreement, "CAUSE" shall mean that Stockholder (i) breaches any material covenant of any agreement with the Company to which he is a party, (ii) is convicted of any felony or of any crime involving moral turpitude, (iii) participates in fraud against the Company, or (iv) intentionally damages any material property of the Company. As used in this Agreement, "CAUSE" shall not include the death or disability of the Stockholder.

        (b) "VESTED SHARES" shall mean the following amounts of the Shares on the following dates: on the date hereof, 14,829 Shares shall be Vested Shares. An additional 1,236 Shares shall become Vested Shares at the end of each full month from the date of this Agreement, so that none of the Shares shall be subject to repurchase after the third anniversary of the date hereof, provided that no additional Shares shall become Vested Shares after the date upon which the Stockholder shall cease to be employed in any capacity by the Company or any of its subsidiaries. Notwithstanding the foregoing, upon (i) the death or disability of the Stockholder (which disability continues for more than six months), (ii) the termination of Stockholder's employment by the Company without cause or the termination of the Stockholder's employment with the Company by the Stockholder for cause, or (iii) any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving


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entity, or, if it is the surviving entity, either (i) does not survive as an operating ongoing concern in substantially the same line of business, or (ii) is controlled by persons or entities previously unaffiliated with the Company, then all Shares shall, immediately prior to the consummation of any of the foregoing events, become Vested Shares for the purposes of this Agreement.

        (c) The purchase price of any Shares for which the Company exercises its option under this Section 3 (the "Option Price") shall be $00.42 per Share (such price being subject to equitable adjustment for any stock split, stock dividend, combination of shares, or the like and based upon Common Stock or Common Stock equivalents.

        (d) If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Stockholder, which communication shall state the number of Shares the Company is electing to purchase and the Option Price and shall be delivered in person or mailed to the Stockholder at the address set forth in accordance with Section 6 below within the 60-day period provided for in Section 3(a). The sale of the Shares to be sold to the Company pursuant to this Section 3 shall be made at the offices of the Company on the 20th day following the date of the Company's written election to purchase (or if such 20th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Stockholder by the Company of the Option Price for each Share to be purchased by the Company.

        (e) In addition to the other restrictions provided in this Agreement, in no event shall the Stockholder transfer any Shares pursuant to any other Section of this Agreement if, upon completing such transfer, the Stockholder would be unable to meet his obligations (whether accrued or contingent) under this Section 3.

        4. SPECIFIC ENFORCEMENT. The Stockholder expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

        5. LEGEND. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

        "The shares represented by this certificate are subject to all the terms and conditions of a certain Stock Repurchase Agreement dated as of December __,


Stock Repurchase Agreement - Transitional Care of America, Inc.         Page 3


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        1994, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

        6. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the Stockholder at his address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the Company of in writing, and to the Company at its then principal offices.

        7. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.


        8. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the internal laws of the State of Missouri and shall be binding upon the heirs, personal representatives, executors, administrators, successors, and assigns of the parties.

        9. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        10. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        11. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

        12. CONTINUATION OF EMPLOYMENT. Nothing in this Agreement shall create an obligation on the Company or the Investors to continue the Stockholder's employment with the Company.

        13. COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together



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shall constitute one and the same instrument.  A facsimile transmission of a signature hereto shall be deemed for all purposes to be an original signature.

        IN WITNESS WHEREOF, the parties hereto have set their hand this 30th day of December, 1994.


        COMPANY:                        TRANSITIONAL CARE OF AMERICA, INC.


                                        By:  David W. Cross
                                           ---------------------------------
                                           David W. Cross, President


        STOCKHOLDER:                          David W. Cross
                                        ------------------------------------

                                              10 LINDWORTH
                                        ------------------------------------
                                        Street Address

                                            St. Louis, Missouri 63124
                                        ------------------------------------
                                        City, State, Zip Code






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